Exhibit 99.1

(NYSE: EVA) Enviva Partners, LP Business Overview Last Updated, November 14, 2017

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

COMPANY HIGHLIGHTS: HIGH-GROWTH, "DROP-DOWN" MLP

WORLD'S LARGEST SUPPLIER OF UTILITY-GRADE WOOD PELLETS TO MAJOR POWER GENERATORS WITH ALMOST 3 MILLION METRIC TONS PER YEAR ("MTPY") OF CONTRACTED PRODUCTION CAPACITY

COMPELLING INDUSTRY FUNDAMENTALS	▪ Critical supply chain partner for major power generators worldwide ▪ More than 40% of renewable energy production in the EU is from solid biomass[1] ▪ Japan targeting 6.0 to 7.5 gigawatts of biomass-fired generation capacity by 2030[2] ▪ Supportive multinational regulatory frameworks result in forecasted demand growing at 18% CAGR through 2021[3] ▪ Supply not adequate for demand with few providers of scale
ADVANTAGED ASSETS	▪ Fully-contracted, strategically located production plants exporting through multiple deep-water marine terminals ▪ Strong fiber baskets deliver low-cost, growing natural resource and stable pricing ▪ Embedded low cost to-port logistics and favorable long-term fixed-rate shipping contracts
LONG-TERM OFF-TAKE CONTRACTS	▪ Sales strategy is to fully contract our production capacity under long-term agreements. Take-or-pay contracts with creditworthy utilities and large-scale power generators with weighted average remaining term of 9.7 years and a contracted revenue backlog of $5.5 billion[4] ▪ Along with our Sponsor, recently executed a memorandum of understanding for a 650,000 MTPY off-take contract as the sole source supplier to the largest dedicated biomass project announced to date in Japan ▪ Recently entered into agreement for approximately 200,000 metric tons of additional volume with DONG Energy
SUBSTANTIAL GROWTH OPPORTUNITIES	▪ Expect aggregate distributions for 2017 of at least $2.36 per unit[5] ▪ Organic growth inherent in contract profile and via productivity and capacity increases driving margin expansion ▪ Consistent track record of drop-down acquisitions from Sponsor. Acquired the Enviva Port of Wilmington terminal in October 2017 ▪ Sponsor actively developing additional plants and terminals due to additional demand expected in Europe and Asia
EXPERIENCED MANAGEMENT TEAM	▪ Management team led by industry founders and seasoned public company executives ▪ Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets ▪ Management rewarded for sustained growth in per-unit distributable cash flow

1) Eurostat – Energy Statistics – quantities (t_nrg_quant); 2014 solid biofuels (excluding charcoal); 2014 renewable energies; 2) Source for biomass-fired capacity: Bloomberg New Energy Finance: Japan Biomass Market Update, June 30, 2016.
3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017, demand forecast for Industrial pellets
4) As of October 1, 2017; 5) On November 2, 2017, confirmed guidance of aggregate distributions for 2017 of at least $2.36 per unit

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ENVIVA SOLVES A GROWING, UNMET CHALLENGE FOR GENERATORS Wood pellets provide low-cost, drop-in solution Market growing rapidly: demand forecasted at 18% CAGR through 20212 Major industrial economies in the UK and EU are far short of binding, national-level 2020 and 2030 renewable targets Enviva is only enterprise supplier of scale In addition to renewables targets, Japan is addressing capacity shortage issues following the Fukushima nuclear disaster 29.2 million MTPY of forecasted global demand in 20212 Progress To Binding 2020 Renewables Targets 1 3% 2021 Industrial Pellet Volume (Millions MTPY) 2 Gap Asia Europe NL UK BEL FR GER % Short DK Demand Supply % of Target 1) 2) Eurostat News Release – February 10, 2016; Publication: Share of renewables in energy consumption in the EU rose further to 16% in 2014 Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017. North America industrial pellet demand forecasted to be 100k tons in 2021 4 Supply 5.7 Identified Supply 23.5 61% 53% 38% 38% 23% 9.9 19.2

OUR PRODUCT IS THE LOW-COST, DROP-IN SOLUTION FOR COAL 1) 4) Enviva; 2) CME Group; 3) Union Pacific Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, and the cost is not included here IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency 5 5) Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)5 Biomass Firing $0$50$100$150$200$250 Solar Wind Dedicated Co-CCGT Biomass Total System Cost of Electricity in Germany (€ / MWh)4 olar iomass Conversion 0 €50 €100 €150 € S Onshore Wind ith B CCGT Biomass Conversion w CHP Firm dispatchable capacity Biomass is the lowest cost solution and essential complement to intermittent sources of renewables Wood Pellet vs. Coal Attributes Wood Pellets(1)NYMEX CAPP Coal(2) Southern PRB Coal(3) Median Heat Content (BTU/lb)8,00012,0008,600 Moisture4 – 10%< 10%26 – 30% Ash0 – 2%< 13.5%4.6 – 5.7% Sulfur0 – 0.15%< 1.0%< 1.0%

FAMILIAR MIDSTREAM ACTIVITIES

Qualifying income generated by aggregating a natural resource (timber), processing it into fuel, transporting pellets to deep-water marine storage terminals, and delivering ratably to utility customers



Upstream
Midstream
Downstream
RENEWABLE
Wood Fiber
GATHERING
Processing
Drying
Densifying
STORAGE
Truck
Rail
Vessel
Drax
DONG/Orsted
Engie
Power Generator
CONVENTIONAL
Coal, Gas, Oil
GATHERING
Processing
Washing
Fractionating
STORAGE
Truck
Pipeline
Rail
Vessel
BP
Valero
Refinery

Enviva performs activities similar to midstream MLPs without direct exposure to crude oil or natural gas prices

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Enviva’s Port of Chesapeake Marine terminal Compelling Industry Fundamentals

MARKET SEEING REGULATORY STABILITY AND ORDERLY GROWTH Capacity Needs, and Renewable Energy Standards 8 Growing Asian Demand Driven by New Feed-in Tariffs, Policy Characteristics for Enviva’s Target Markets 1Biomass energy providing a compelling solution to the “trilemma” of energy cost, decarbonization, and grid stability 2Baseload / dispatchable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain 3Policy-makers focused on improving financial discipline on a “total cost” basis, leading to more competition among renewables, where biomass can prevail 4Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S. 5In Japan, most nuclear reactors remain offline, creating capacity constraints due to lack of baseload generation. World’s highest feed-in tariff incenting renewable power generation 6Biomass co-firing of U.S. coal fleet can extend plant lives, preserve jobs, and benefit rural economies Northern European Countries Where Enviva’s Long-term Contracted Customers are Based

LOWER LIFECYCLE GREENHOUSE GASES

European Union report: "the vast majority of the biomass used today in the EU for heat and power are considered to provide significant greenhouse gas savings Compared to fossil fuels"[1]



United Nations report: "greenhouse gas emissions from coal are 4 times greater than forest wood bioenergy on a lifecycle basis"[2]



Carbon Savings: "The GHG intensity of pellet based electricity is 74% to 85% lower than that of coal-based electricity"[5]


CO2
CO2
CO2

Oak Ridge National Laboratory scientists: "a robust body of research confirms that forests that are sustainably managed for wood products and energy are associated with long-term reductions in atmospheric carbon dioxide"[4]



100 U.S. Forest Scientists: "The carbon benefits of sustainable forest biomass energy are well established"[3]

1) State of play on the sustainability of solid and gaseous biomass used for electricity, heating and cooling in the EU. European Commission. July 2014
2) IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change
3) Letter to Gina McCarthy, former Administrator, EPA, from professors affiliated with the National Association of University Forest Resource Programs. November 14, 2014
4) Dale et al. Ecological objectives can be achieved with wood-derived bioenergy. The Ecological Society of America. 2015
5) Source: Khanna et al. Carbon savings with transatlantic trade in pellets: accounting for market-driven effects. 2015. Authors include Chair of EPA's Scientific Advisory Board Panel for Biogenic Carbon

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OUR ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS

Our Track & Trace Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities

Since Enviva opened its first US mill in 2011

the total amount of forest land in our primary supply area has **increased by 320,842 acres**, with the volume of forest inventory on that land **growing by 10%.**



"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[1]

-USDA Chief Economist Robert Johansson

Our Wood Came from These Sources:[2]


38%
Pine/Hardwood Mixed Forests[3]
1%
Arboricultural and Other
3%
Bottomland Hardwood Forests[3]
6%
Upland Hardwood Forests[3]
21%
Mill & Industry Residues[4]
31%
Southern Yellow Pine Forests[3]

Certifications and Ongoing Audits by Independent Agencies:

FSC www.fsc.org FSC® C110665 The mark of responsible forestry

PEFC PEFC/29-31-238

SUSTAINABLE FORESTRY INITIATIVE SFI-01203

SBP Sustainable Biomass Program

1) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/. 2015
2) The information in this panel is based on wood supplied to current Enviva facilities during Q1 & Q2 2017. Enviva initiated the sale of the Wiggins plant in early 2017. Therefore, the facility's wood sourcing data are not included in this summary, which would not have a significant effect on these summary statistics
3) This wood consists of undersized or "understory" wood that was removed as part of a larger harvest; tops and limbs; brush and "thinnings" that were removed to make additional room for planted pines to grow
4) We can identify the individual production facilities that provided these materials

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SUPPLY GAP CREATED BY MULTIPLE HURDLES TO ENTRY Limited Supply Chain Infrastructure with reputable Fragmented Natural Resource Base term margin stability and Deep Process Capabilities Required Wood Aggregation Truck / Rail Loading Debarking & Chipping Size Reduction Wood Receiving & Storage Shipping Port Storage Drying Pelleting Commitment to Excellence in Safety, Sustainability & Reliability 11 Long-term, fixed-price shipping contracts logistics providers Off-take contract pricing escalators enable long-mitigate exposure to uncontrollable changes to cost position Plants strategically located in one of the most attractive wood fiber regions in the world Proximity to terminals results in low “to-port” transportation costs Cost-effective transportation due to ownership and/or control of ports

DURABLE COMPETITIVE ADVANTAGE Plants40L0o0cation Production Capacity (Thousand MTPY) 0 500 1000 1500 2000 2500 3000 3500 EnvEnivivaa 7 U.S. grade wood pellet production capacity1 1 U.S. 1)Total production capacity and number of plants for Enviva are based on nameplate capacities of existing plants and the estimated capacity of the Hamlet plant, which is not currently in the Partnership. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017 12 # of 1 GLOBAL ENTERPRISE SUPPLIERSGraanul Invest Pinnacle Pellets 12Baltics 7Canada VERTICALLY-INTEGRATEDDrax Biomass SUPPLIERSGeorgia Biomass (RWE) 3U.S. 1U.S. FRAM Renewable Fuels Highland Pellets Pacific Bioenergy SMALL & REGIONAL SUPPLIERSThe Navigator Company Tanac SA Westervelt Zilkha Biomass 3U.S. Enviva’s existing production represents approximately 14% of current global utility-1 U.S. 3Canada 1U.S. 1Brazil 1U.S. Current CapacityUnder construction or financed for completion by 2019 Enviva is the world’s largest and only publicly traded global enterprise supplier in a highly fragmented industry with numerous small, single-plant operators ▪A “build and copy” approach allows for highly efficient, large-scale production facilities and creates operating leverage ▪Multi-plant profile and global scale translate into superior reliability and opportunities for optimization ▪Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production

Enviva’s Production Facility in Northampton, NC Advantaged Assets

ASSETS AT A GLANCE

Production Plants – 2.8 million MTPY Capacity

Amory
Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 120K MTPY

Ahoskie
Location: Ahoskie, NC
Startup: November 2011
Annual Production: 375K MTPY

Southampton
Location: Southampton, VA
Startup: October 2013
Annual Production: 515K MTPY

Northampton
Location: Northampton, NC
Startup: April 2013
Annual Production: 525K MTPY

Cottondale
Location: Cottondale, FL
Startup: May 2008 (acquired)
Annual Production: 720K MTPY

Sampson
Location: Sampson, NC
Startup: November 2016
Annual Production: 500K MTPY, expected to increase to 600K MTPY in 2019


Southampton, VA
Northampton, NC
Ahoskie, NC
Port of Chesapeake, VA
Amory, MS
Sampson, NC
Port of Wilmington, NC
Cottondale, FL
Port of Mobile, AL
Port of Panama City, FL
Plants
Ports

Storage and Terminaling Assets

Port of Mobile
Location: Mobile, AL
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ metric tons of capacity

Port of Chesapeake
Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K metric tons of capacity

Port of Panama City
Location: Panama City, FL
Startup: 3rd Party Agreement
Storage: Warehouse storage with 32K metric tons of capacity

Port of Wilmington
Location: Wilmington, NC, wholly-owned by Enviva
Startup: 2016, acquired from our Sponsor in October 2017
Storage: Dome storage with 90K metric tons of capacity

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NEGATIVE DEPLETION RESOURCE PLAY 1) 2) 3) FIA Data FIA Data, from 2000 through 2015, total wood fiber volume in the four primary areas Enviva sources its wood fiber grew by approximately 8.8 billion cubic feet, a net increase of 21.2% from 2000 U.S. Crude Oil and Natural Gas Proved Reserve, Year-end 2015, U.S. Energy Information Administration. As of 12/31/2015, proved oil and natural gas reserves of the U.S. were approximately 91.1 billion barrels of oil equivalent with approximately 10.6 billion barrels of oil equivalents in the Permian Basin 15 Wood Fiber (in billion cubic feet) Advantaged Resource Availability 5221% net growth in volume of wood 51 50 49 48 47 46 45 44 43 42 41 ’00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ’10 ’11 ‘12 ‘13 ‘14 ‘15 Annual FiberAnnual Fiber GrowthDrain Wood fiber analog to conventional oil and gas would be adding the proved reserves of two additional Permian Basins in the U.S.3 fiber in Enviva’s procurement areas2 Robust Resource with Fragmented Supplier Base Hardwood RoundwoodPine RoundwoodOpen / Farmland 65,000+ private landowners8 million+ tons net annual fiber excess1 475 million+ tons of fiber1 million tons annual facility demand Northampton 75 mi.

Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL Contracted Position & Risk Mitigation

BUSINESS MODEL MITIGATES RISK Off-take Contracts Long-term, take-or-pay, price determinant with make-whole and market-based damages Predominantly U.S. Dollar denominated Cost pass-throughs and escalators protect against inflation, cost of fiber, and fuel costs Provisions to protect against changes in laws, import duties and taxes ▪ ▪ ▪ ▪ Markets / Financial Conservative balance sheet No direct exposure to crude oil or natural gas prices Customary insurance program geared for operations and scale of business Currency hedges in place to mitigate relatively small amount of foreign currency risk Hedged interest rate risk Operations & Fiber Geographically dispersed fleet of production plants located in strong fiber baskets Strategically located ports providing optimal to-port logistics “Build and copy” approach facilitates common processes and operational knowledge ▪ ▪ ▪ ▪ Durable cash flows ▪ ▪ ▪ ▪ Shipping Long-term, fixed-rate shipping contracts matching off-take tenor and volume Multiple shipping partners Cost of bunker fuel passed through to customer ▪ ▪ ▪ 17 Note: off-take contract terms are examples of various provisions within our portfolio of contracts; no single contract in our portfolio contains every provision listed above

FULLY CONTRACTED PRODUCTION PROFILE Contracted volumes in the graph above include only contracts of Enviva Partners, LP or its subsidiaries and does not include volumes under the Hancock JV’s contracts 1) 2) As of October 1, 2017 Does not take into account opportunities the Partnership expects to have to increase production capacity 18 Sales strategy is to fully contract our production capacity under long-term agreements $5.5 Billion Contracted revenue backlog1 9.7 Years Partnership’s weighted-average remaining term of off-take contracts1 1 - 2 % Annual organic increases in productivity improvements create additional sales opportunities Thousand MTPY 3,500EVA Production 2Long-term Contracted Volumes 3,000 2,500 2,000 1,500 1,000 500 0 2018201920202021

CONTRACT AND MARKET UPDATE - EUROPE ▪ DONG Energy, the largest power producer in Denmark, has received state aid approval from the European Commission to convert its Asnaes combined heat and power facility to biomass, which is in line with the company’s plan to completely eliminate the use of coal in its generation of power and heat by 2023. DONG Energy’s coal-to-biomass conversion program is expected to require approximately 2 million MTPY of wood pellets by 2020. The Partnership recently announced that it has entered into an agreement with DONG Energy to supply approximately 200,000 metric tons of incremental volumes from late 2018 through mid-2021. ▪ Construction of the Macquarie MGT Teesside project in the UK continues to progress. Our Sponsor is the sole supplier of the approximately 1 million MTPY of imported biomass required by the plant, and the Partnership has contracted with our Sponsor to supply 470,000 MTPY of these volumes, commencing in 2019 and continuing through 2034. ▪ Drax has stated its intent to fully convert a fourth unit to biomass fuel from coal, in addition to the three units currently dedicated to biomass. If converted, the fourth unit is anticipated to require more than 2 million MTPY of wood pellets at full capacity. ▪ In the UK, an 85 MW biomass-fired combined heat & power (“CHP”) project in Grangemouth, Scotland won a Contract for Difference (CfD) under the latest UK government auction round for less established technologies. The government has announced a further CfD auction round, including biomass CHP, will take place in spring of 2019. ▪ In Belgium, Engie announced that it has been granted a five-year extension to run its 180 megawatt (“MW”) Max Green power plant in Ghent, Belgium on biomass. The Max Green facility uses approximately 800,000 MTPY of wood pellets at full capacity. The Partnership’s agreement to supply a total of 450,000 metric tons of wood pellets to Engie from mid-2017 through and including 2019 is now firm as the conditions precedent have been satisfied. ▪ In Germany, coal-fired power generation needs to be reduced substantially by 2030 in order to meet the country’s commitments under the Paris Climate Accord. Many current coal-fired CHP facilities are electrical transmission system-relevant assets and important sources of thermal energy for German industrial activity. The conversion of coal-fired power plants to biomass-fired generation has proven to be an effective complement to intermittent sources of renewable power. 1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017 19 European industrial wood pellet demand expected to grow to 19.2 million tons by 2021, a 13% annual growth rate1

CONTRACT AND MARKET UPDATE – ASIA AND REST OF WORLD ▪ In Japan, demand for long-term supply of imported wood pellets continues to grow as several utilities and trading houses have announced new co-fired and dedicated biomass projects. Japan is targeting 6.0 to 7.5 gigawatts (“GWs”) of biomass-fired capacity, which represents demand for 15 to 20 million metric tons per year (“MTPY”) of biomass, as part of its expected power source mix for 20302. Demand for the 2017 feed-in tariff (“FiT”) program for projects fueled by imported biomass significantly exceeded expectations, as applications were submitted for more than 15 GWs of biomass-fired capacity. ▪ The Partnership and our Sponsor announced the execution of a memorandum of understanding for a take-or-pay off-take contract as the sole source supplier of 650,000 MTPY of wood pellets to the largest dedicated biomass project announced to date in Japan. Subject to definitive agreement documentation and certain conditions precedent, deliveries under this U.S. Dollar denominated contract would commence in 2022 and continue for at least fifteen years. The Partnership continues to move forward toward definitive documentation for this transaction. In addition, the Partnership is in late-stage negotiations with several potential counterparties representing material volumes for off-take contracts as long as 20 years. ▪ In South Korea, the importation of wood pellets reached a record high in the third quarter of 2017, up nearly 70 percent from the same period of 2016. Additional projects have announced plans for co-firing and full conversion to wood pellet fuel, consistent with policymakers’ proposal that the renewables portfolio standard (“RPS”) require large energy companies to source at least 28 percent of their power from renewable sources by 2030, up from 10 percent in 2023. ▪ The Partnership signed an agreement to supply a minimum of 160,000 metric tons over three years to Albioma’s 36.5 megawatt, biomass-fueled combined heat and power facility in Martinique, subject to the facility achieving full operation. The Partnership expects to deliver the first vessel to Albioma’s facility in Martinique before the end of 2017. ▪ Albioma’s model is replicable in island nations around the world, highlighting the economic benefits of coupling locally sourced biomass with imported wood pellets to displace higher-cost fossil fuels with a compelling environmental solution. 1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017 2)Source for biomass-fired capacity: Bloomberg New Energy Finance: Japan Biomass Market Update, June 30, 2016. Estimated demand for biomass of 15 to 20 million metric tons per year is based on Enviva’s conservative estimates assuming power plant efficiencies similar to existing European customers. Actual biomass consumption at Japanese power plants may vary. 20 Asian industrial wood pellet demand expected to grow to nearly 10 million tons by 2021, a 35% annual growth rate1 env1va . ... Enviva's Port of Chesapeake terminal Substantial Growth Opportunities

THREE PILLARS OF GROWTH

Organic Growth within the Partnership

- Pricing increases and escalators under existing contracted position
- 1% to 2% annual productivity improvements increase production volumes and decrease operational and fiber costs
  - 2.5% increase in nameplate capacity achieved in 2016 over 2015[1]
  - Nameplate capacity at the Cottondale plant improved from 650,000 MTPY to 720,000 MTPY post acquisition
  - Reduced delivered fiber costs by approximately 1% in 2016 from 2015

Accretive Drop-Downs from Sponsor

- Three drop-downs since IPO including 1.1 million MTPY of production capacity and 3 million MTPY of terminaling capacity
- "Build and copy" approach to create strategic cluster of assets
- 2 – 3 million MTPY development pipeline at Sponsor
  - Hamlet plant under construction with material production to begin in 2019
- Additional plant and port sites under evaluation

Third-Party Acquisition Opportunities

- Proven, successful, and selective acquirer
- Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability, and/or geographic diversification

1) Based on increases in nameplate capacity at the Amory, Ahoskie, Southampton, Northampton and Cottondale plants from 2015 to 2016

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STRATEGIC "BUILD AND COPY" CLUSTERS

Wilmington, NC Asset Cluster


Sampson Plant
Hamlet Plant
3rd Party Plant
Port of Wilmington
Plants
Port

December 2016
Sampson Plant



- 600,000 MTPY upon achieving full production capacity[1]
- Drop-down acquisition included a long-term contract with DONG Energy

October 2017
Port of Wilmington



- 3 million MTPY capacity
- $8 million adjusted EBITDA growing to $16 million once the Hamlet plant reaches its expected full production rate of 600,000 MTPY[2, 3]

Expected Early 2019
Hamlet Plant



- 600,000 MTPY capacity
- Production expected to support our Sponsor's off-take contract to supply the Macquarie MGT Teesside project in the UK

1) Additional details are available as part of our Earnings Release as of November 3, 2016.
2) For a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, please see slide 45. Additional details are available as part of our Earnings Release as of May 10, 2017
3) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA of $16.0 million per year for Enviva's Port of Wilmington terminal once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 46

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VISIBLE GROWTH



$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
Adjusted EBITDA ($ millions)
Visible Adjusted EBITDA Growth
$104 – $106
2017 Guidance1
$4 - $7
Port of Wilmington Drop-Down2
$6 - $8
Port of Wilmington Throughput from Hamlet3
$20+
Hamlet plant Drop-Down4
+ 1% TO 2% ANNUAL PRODUCTIVITY IMPROVEMENTS

1) Based on guidance provided on November 2, 2017, which includes estimated partial year 2017 adjusted EBITDA of approximately $1.0 million for the Enviva Port of Wilmington terminal ("Wilmington"), after the Wilmington Drop-Down in October 2017
2) Based on estimated 2018 and 2019 adjusted EBITDA for Wilmington, less estimated partial year 2017 adjusted EBITDA of approximately $1.0 million for Wilmington
3) Based on estimated run-rate adjusted EBITDA for Wilmington once the Hamlet plant reaches its expected full production rate of 600,000 MTPY. Additional details are available as part of our Earnings Release as of May 10, 2017. Although we expect the Hamlet plant to be successfully completed, we cannot assure you that our Sponsor or the Hancock JV will be successful in completing this development project
4) The estimated incremental adjusted EBITDA from the Hamlet plant Drop-Down is based on similar plants in our portfolio. Although we expect to have the opportunity to acquire assets or completed development projects, including the Hamlet plant, from our Sponsor or the Hancock JV in the future, we cannot assure you that our Sponsor or the Hancock JV will be successful in completing their development projects or that we will successfully negotiate an agreement with our Sponsor or the Hancock JV to acquire such assets or projects

See slides 43 and 45 for reconciliation of estimated adjusted EBITDA to estimated net (loss) income. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA of $16.0 million per year for Port of Wilmington once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 46

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ADDITIONAL SPONSOR DEVELOPMENT AND MARKET EXPANSION OPPORTUNITIES

Sponsor's Development Pipeline



Hamlet, NC
Laurens, SC
Childersburg, AL
Abbeville, AL
Lucedale, MS
Port of Jacksonville, FL
Port of Pascagoula, MS

Plants in the Partnership	○	Ports in or leased by the Partnership	▲
Plants under construction	○	Ports under control / assessment[1]	▲
Plants under control / assessment[1]	○		

Market Leadership Enables European Thermal Opportunity



1) Assets under control / assessment are shown at approximate locations

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GROWTH SUPPORTED BY COMMITTED INVESTORS NYSE: EVA “Our Sponsor” 26 Enviva Holdings, LPEnviva Partners, LP from Sponsor pipeline DevelopmentFinance, Construction, and Commissioning Operations Attractive cost of capital with access to capital markets for long-term funding ROFO on JV and Sponsor Assets Joint Venture ▪Separate entity that finances, develops, constructs, and commissions projects ▪Our Sponsor can compel the JV to sell assets to EVA if certain investment returns are achieved ▪Capital can be recycled for future growth Strong Development Engine & Customer Contract Pipeline ▪ John Hancock is the US unit of ManuLife Financial and one of the world’s largest timberland investment managers ▪ $10.8 billion and 5.9 million acres of timberlands under management $550 Million Invested to Date▪ $36 billion energy/power private investment firm ▪ Principal owner of our Sponsor

ADJACENT MARKETS EXPERIENCING RAPID DEMAND GROWTH WOOD PELLETS ARE LARGELY FUNGIBLE ACROSS INDUSTRIAL AND HEATING MARKETS 1) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017. North America industrial pellet demand forecasted to be 100k tons in each of 2016-2021 27 Metric Tons (000’s) Metric Tons (000’s) Enviva primarily serves the industrial market… Industrial Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 - 201620172018201920202021 EuropeAsiaNorth America … but increasingly shipping to another large, growing market Heating Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 - 201620172018201920202021 EuropeAsiaNorth AmericaOther

BREAKING THE FIBER LOGISTICS BARRIER UNLOCKS NORTH AMERICAN BASIS DIFFERENTIAL $134 $61 Source: All data except data for Brazil are from RISI World Timber Price Quarterly – October 2017 for second quarter 2017. The wood chip price for Latvia is based on CIF Sweden. The wood chip price for Japan is as of the first quarter of 2017. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips 28 Wood Chip Price US$ / Dry Ton Latvia $107 $120 Germany Southern US Japan $148 Brazil >$250 Billion Value of annual global trade in wood products Pelletizing fiber breaks logistics barrier and enables worldwide delivery

MARKET GROWTH DRIVEN BY APPLICATION DIVERSITY 1) Graph illustrative only. 29 Market Driven Policy Driven Price Per Ton Long-term contracted demand for wood pellet displacement of coal has enabled substantial infrastructure investment in processing and logistics assets Resulting global distribution capability for low cost fiber creates emerging demand from other applications for wood pellets Future Market Application and Potential Size1 Chemicals Polymers Bio-Crude Cellulosic (C5 / C6 sugar) Lignin bi-products Industrial Steam District Heating Loops Retail Heating CHP Combined Heat & Power Coal Displacement

Night Shift at Enviva Pellets Northampton Financial Highlights 30

FINANCIAL RESULTS 1)Common and subordinated unit See slides 41 and 42 for Adjusted EBITDA, Distributable Cash Flow and Adjusted Gross Margin per Metric Ton reconciliations See Note 1 of our financial statements, Business and Basis of Presentation, to our 2016 Annual Report on Form 10-K (the “10-K”) and slide 39 for basis of presentation 31 Distribution increased every quarter since initial public offering 2016 2017 $ MILLIONS, EXCEPT PER METRIC TON AND PER UNIT DATA Q1 RECAST Q2 RECAST Q3 RECAST Q4 Q1 Q2 Q3 NET REVENUE $107.3 $119.7 $110.8 $126.5 $122.1 126.9 $131.5 COST OF GOODS SOLD $91.5 $100.3 $88.4 $107.2 $103.6 108.8 $110.3 GROSS MARGIN $15.8 $19.5 $22.4 $19.4 $18.5 18.2 $21.1 AGM PER METRIC TON $40.42 $43.11 $56.88 $43.25 $43.19 $46.41 $46.49 NET INCOME $5.5 $9.9 $10.3 ($8.1) $2.5 $3.9 $6.3 ADJUSTED EBITDA 16.6 $21.3 $22.9 $22.8 $22.9 $24.5 $26.1 DISTRIBUTABLE CASH FLOW $12.9 $17.3 $18.3 $13.1 $14.6 $14.9 $16.9 DISTRIBUTION PER UNIT1 $0.510 $0.525 $0.530 $0.535 $0.555 $0.570 $0.615

OUTLOOK & GUIDANCE 1) Net of amortization of debt issuance costs and original issue discounts 2)Prior to any distributions paid to our general partner 3)Common and subordinated unit Guidance was provided on November 2, 2017 See slide 43 for Adjusted EBITDA and Distributable Cash Flow reconciliations 32 2017 guidance above includes the impact of the Port of Wilmington terminal drop-down, but does not include the impact of any other potential acquisitions or drop-downs $ MILLIONS, EXCEPT PER UNIT FIGURES 2017 NET INCOME $19.5 - $21.5 ADJUSTED EBITDA $104.0 - $106.0 MAINTENANCE CAPEX $4.5 INTEREST EXPENSE1 $30.0 DISTRIBUTABLE CASH FLOW2 $69.5 - $71.5 DISTRIBUTION PER UNIT3 OF AT LEAST $2.36

Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC Experienced Team

HIGH CALIBER LEADERSHIP

Management and Board with Significant Industry Experience

Management

John Keppler
Chairman & CEO

Steve Reeves
EVP & CFO

Thomas Meth
EVP of Sales & Marketing

Bill Schmidt
EVP & General Counsel

Royal Smith
EVP of Operations

Jim Geraghty
VP & Controller

Ray Kaszuba
VP & Treasurer


BP
Williams
Exxon
EPA
Buckeye
Black & Decker
CenterPoint
KPMG
GM
Plum Creek

Directors

John Bumgarner
Director (Independent)

Bill Reilly
Director (Independent)

Gary Whitlock
Director (Independent)

Janet Wong
Director (Independent)

Ralph Alexander
Director

Robin Duggan
Director

Michael Hoffman
Director

Chris Hunt
Director

Carl Williams
Director

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ENVIVA: A COMPELLING STORY



~3 Million MTPY

World's largest utility-grade wood pellet producer

~18% Market Growth

Market driven by compelling industry fundamentals

Advantaged

Portfolio of plants and ports

$5.5 Billion

Revenue backlog with 9.7 year weighted average remaining term

$2.36 per Unit

2017 expected aggregate distributions



2 - 3 Million MTPY

Sponsor development pipeline

1) MTPY: Metric Tons Per Year
2) Estimated ~18% market growth rate is per Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Third Quarter 2017
3) Revenue backlog and weighted average remaining term of off-take contracts are as of 10/1/2017
4) On November 2, 2017, confirmed guidance of aggregate distributions for 2017 of at least $2.36 per unit

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35

env1va Financial Information & Reg G Reconciliations

ANNUAL FINANCIAL INFORMATION

ENVIVA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except per unit amounts)

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2016 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation.

	YEAR ENDED DECEMBER 31,		
	2016	2015 (RECAST)	2014 (PREDECESSOR) (RECAST)
PRODUCT SALES	$444,489	$450,980	$286,641
OTHER REVENUE	19,787	6,394	3,495
NET REVENUE	464,276	457,374	290,136
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	357,209	365,061	251,058
LOSS ON DISPOSAL OF ASSETS	2,386	2,081	340
DEPRECIATION AND AMORTIZATION	27,694	30,692	18,971
TOTAL COST OF GOODS SOLD	387,289	397,834	270,369
GROSS MARGIN	76,987	59,540	19,767
GENERAL AND ADMINISTRATIVE EXPENSES	29,054	22,027	14,368
IMPAIRMENT OF ASSETS HELD FOR SALE	9,991	—	—
INCOME FROM OPERATIONS	37,942	37,513	5,399
OTHER INCOME (EXPENSE):			
INTEREST EXPENSE	(15,642)	(10,556)	(8,724)
RELATED-PARTY INTEREST EXPENSE	(578)	(1,154)	—
EARLY RETIREMENT OF DEBT OBLIGATION	(4,438)	(4,699)	(73)
OTHER INCOME	439	979	22
TOTAL OTHER EXPENSE, NET	(20,219)	(15,430)	(8,775)
INCOME (LOSS) BEFORE TAX EXPENSE	17,723	22,083	(3,376)
INCOME TAX EXPENSE	—	2,623	15
NET INCOME (LOSS)	17,723	19,460	(3,391)
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING PARTNERS' INTERESTS	3,654	1,899	215
NET INCOME (LOSS) ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$21,377	$21,359	$(3,176)
LESS: PREDECESSOR (LOSS) INCOME TO MAY 4, 2015 (PRIOR TO IPO)	$—	$(2,132)	$264
LESS: PRE-ACQUISITION INCOME FROM APRIL 10, 2015 TO DECEMBER 10, 2015 FROM OPERATIONS OF ENVIVA PELLETS SOUTHAMPTON DROP-DOWN ALLOCATED TO GENERAL PARTNER	—	6,264	—
LESS: PRE-ACQUISITION LOSS FROM INCEPTION TO DECEMBER 13, 2016 FROM OPERATIONS OF ENVIVA PELLETS SAMPSON DROP-DOWN ALLOCATED TO GENERAL PARTNER	(3,231)	(1,815)	(3,440)
ENVIVA PARTNERS, LP LIMITED PARTNERS' INTEREST IN NET INCOME	$24,608	$19,042	$—
NET INCOME PER LIMITED PARTNER COMMON UNIT:			
BASIC	$ 0.95	$ 0.80	—
DILUTED	$ 0.91	$ 0.79	—
NET INCOME PER LIMITED PARTNER SUBORDINATED UNIT:			
BASIC	$ 0.93	$ 0.80	—
DILUTED	$ 0.93	$ 0.79	—
WEIGHTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING:			
COMMON – BASIC	13,002	11,988	—
COMMON – DILUTED	13,559	12,258	—
SUBORDINATED – BASIC AND DILUTED	11,905	11,905	—
DISTRIBUTION DECLARED PER LIMITED PARTNER UNIT FOR RESPECTIVE PERIODS	$2.10	$1.1630	—

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QUARTERLY FINANCIAL INFORMATION

ENVIVA PARTNERS, LP AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except per unit amounts)

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2016 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation. The quarterly information below has been recast accordingly.

	THREE MONTHS ENDED						
	SEPTEMBER 30, 2017	JUNE 30, 2017	MARCH 31, 2017	DECEMBER 31, 2016	SEPTEMBER 30, 2016 (RECAST)	JUNE 30, 2016 (RECAST)	MARCH 31, 2016 (RECAST)
PRODUCT SALES	$125,422	$121,673	$119,047	$121,220	$103,577	$116,247	$103,445
OTHER REVENUE	6,036	5,275	3,076	5,301	7,217	3,462	3,807
NET REVENUE	131,458	126,948	122,123	126,521	110,794	119,709	107,252
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	100,403	97,803	95,215	99,190	80,420	92,983	84,616
LOSS ON DISPOSAL OF ASSETS	1,237	2,005	—	707	1,523	155	1
DEPRECIATION AND AMORTIZATION	8,700	8,953	8,432	7,265	6,434	7,114	6,881
TOTAL COST OF GOODS SOLD	110,340	108,761	103,647	107,162	88,377	100,252	91,498
GROSS MARGIN	21,118	18,187	18,476	19,359	22,417	19,457	15,754
GENERAL AND ADMINISTRATIVE EXPENSES	7,131	6,370	8,325	7,029	8,708	6,368	6,949
IMPAIRMENT OF ASSETS HELD FOR SALE	—	—	—	9,991	—	—	—
INCOME FROM OPERATIONS	13,987	11,817	10,151	2,339	13,709	13,089	8,805
OTHER INCOME (EXPENSE):							
INTEREST EXPENSE	(7,652)	(7,705)	(7,705)	(6,107)	(3,314)	(3,039)	(3,182)
RELATED-PARTY INTEREST EXPENSE	—	—	—	(17)	(51)	(301)	(209)
EARLY RETIREMENT OF DEBT OBLIGATION	—	—	—	(4,438)	—	—	—
OTHER INCOME	(1)	(253)	56	165	2	140	132
TOTAL OTHER EXPENSE, NET	(7,653)	(7,958)	(7,649)	(10,397)	(3,363)	(3,200)	(3,259)
NET INCOME (LOSS)	6,334	3,859	2,502	(8,058)	10,346	9,889	5,546
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING PARTNERS' INTERESTS	5	3	33	187	1,366	1,108	993
NET INCOME (LOSS) ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$6,339	$3,862	$2,535	$(7,871)	$11,712	$10,997	$6,539
LESS: PRE-ACQUISITION INCOME (LOSS) FROM INCEPTION TO DECEMBER 13, 2016 FROM OPERATIONS OF ENVIVA PELLETS SAMPSON DROP-DOWN ALLOCATED TO GENERAL PARTNER	$—	$—	$—	$101	$(1,321)	$(1,056)	$(955)
ENVIVA PARTNERS, LP LIMITED PARTNERS' INTEREST IN NET INCOME (LOSS)	$6,339	$3,862	$2,535	$(7,972)	$13,033	$12,053	$7,494
NET INCOME (LOSS) PER LIMITED PARTNER COMMON UNIT:							
BASIC	$0.20	$0.12	$0.08	$(0.34)	$0.51	$0.48	$0.30
DILUTED	$0.19	$0.11	$0.07	$(0.34)	$0.50	$0.47	$0.29
NET INCOME (LOSS) PER LIMITED PARTNER SUBORDINATED UNIT:							
BASIC	$0.20	$0.12	$0.08	$(0.32)	$0.51	$0.48	$0.30
DILUTED	$0.20	$0.12	$0.08	$(0.32)	$0.50	$0.47	$0.29
WEIGHTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING:							
COMMON – BASIC	14,412	14,405	14,380	13,372	12,919	12,862	12,852
COMMON – DILUTED	15,385	15,359	15,228	13,372	13,480	13,445	13,337
SUBORDINATED – BASIC AND DILUTED	11,905	11,905	11,905	11,905	11,905	11,905	11,905

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38

NON-GAAP FINANCIAL MEASURES We provide results that include the results of the Sampson Drop-Down for the periods prior to the Sampson acquisition date of December 14, 2016. These illustrative presentations are not presented in accordance with GAAP and should not be considered alternatives to the presentation of the recast financial results of the Partnership. Management views these presentations as important to reflect the Partnership’s actual performance during 2016, including as measured against our published guidance for 2016, which did not include the impact of acquisitions. Non-GAAP Financial Measures We use adjusted gross margin per metric ton, adjusted EBITDA and distributable cash flow to measure our financial performance. Adjusted Gross Margin per Metric Ton We define adjusted gross margin as gross margin excluding asset disposals and depreciation and amortization included in cost of goods sold. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs and original issue discounts. We use distributable cash flow as a performance metric to compare cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Adjusted gross margin per metric ton, adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”). We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted gross margin per metric ton, adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 39

NON-GAAP FINANCIAL MEASURES RECONCILIATION The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss): (PREDECESSOR) 40 YEAR ENDED DECEMBER 31, 2016 2015 (RECAST) 2014 (RECAST) $ THOUSANDS RECONCILIATION OF DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA TO NET INCOME (LOSS): NET INCOME (LOSS) $17,723 $19,460 $(3,391) ADD: DEPRECIATION AND AMORTIZATION 27,722 30,738 19,009 INTEREST EXPENSE 16,220 11,710 8,724 EARLY RETIREMENT OF DEBT OBLIGATION 4,438 4,699 73 PURCHASE ACCOUNTING ADJUSTMENT TO INVENTORY — 697 — NON-CASH UNIT COMPENSATION EXPENSE 4,230 704 2 INCOME TAX EXPENSE — 2,623 15 ASSET IMPAIRMENTS AND DISPOSALS 12,377 2,081 340 TRANSACTION EXPENSES 827 893 — ADJUSTED EBITDA $83,537 $73,605 $24,772 LESS: INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS AND ORIGINAL ISSUE DISCOUNT 15,625 10,104 6,703 MAINTENANCE CAPITAL EXPENDITURES 5,187 4,359 515 DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP $62,725 $59,142 $17,554 LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS 1,077 — — DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS $61,648 $59,142 $17,554

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.)

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss):

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2016 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation. The quarterly information below has been recast accordingly.

	THREE MONTHS ENDED						
	SEPTEMBER 30, 2017	JUNE 30, 2017	MARCH 31, 2017	DECEMBER 31, 2016	SEPTEMBER 30, 2016 (RECAST)	JUNE 30, 2016 (RECAST)	MARCH 31, 2016 (RECAST)
		$ THOUSANDS					
RECONCILIATION OF DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA TO NET INCOME (LOSS):							
NET INCOME (LOSS)	$6,334	$3,859	$2,502	$(8,058)	$10,346	$9,889	$5,546
ADD:							
DEPRECIATION AND AMORTIZATION	8,703	8,957	8,436	7,270	6,439	7,120	6,893
INTEREST EXPENSE	7,652	7,705	7,705	6,124	3,365	3,340	3,391
EARLY RETIREMENT OF DEBT OBLIGATION	—	—	—	4,438	—	—	—
NON-CASH UNIT COMPENSATION EXPENSE	1,833	1,566	1,714	1,569	1,162	819	681
INCOME TAX (BENEFIT) EXPENSE	—	—	—	—	—	—	—
ASSET IMPAIRMENTS AND DISPOSALS	1,237	1,981	24	10,698	1,523	155	1
TRANSACTION EXPENSES	297	420	2,533	719	49	6	53
ADJUSTED EBITDA	$26,056	$24,488	$22,914	$22,760	$22,884	$21,329	$16,565
LESS:							
INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS AND ORIGINAL ISSUE DISCOUNTS	$7,259	7,318	7,324	6,867	2,919	2,894	2,945
MAINTENANCE CAPITAL EXPENDITURES	857	1,561	452	2,429	1,375	832	551
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$17,940	$15,609	$15,138	$13,464	$18,590	$17,603	$13,069
LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS	1,063	669	537	361	303	257	156
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	16,877	$14,940	$14,601	$13,103	$18,287	$17,346	$12,913

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NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.)

The following table provides a reconciliation of adjusted gross margin per metric ton:

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2016 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation. The quarterly information below has been recast accordingly.

		THREE MONTHS ENDED						TWELVE MONTHS ENDED		
	SEPTEMBER 30, 2017	JUNE 30, 2017	MARCH 31, 2017	DECEMBER 31, 2016	SEPTEMBER 30, 2016 (RECAST)	JUNE 30, 2016 (RECAST)	MARCH 31, 2016 (RECAST)	DECEMBER 31, 2016	DECEMBER 31, 2015 (RECAST)	DECEMBER 31, 2014 (RECAST)
		$ THOUSANDS, EXCEPT PER METRIC TON						$ THOUSANDS, EXCEPT PER METRIC TON		
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN PER METRIC TON:										
METRIC TONS SOLD	668	628	623	632	534	620	560	2,346	2,374	1,508
GROSS MARGIN	$21,118	$18,187	$18,476	$19,359	$22,417	$19,457	$15,754	$76,987	$59,540	$19,767
LOSS OF DISPOSAL OF ASSETS	1,237	2,005	—	707	1,523	155	1	2,386	2,081	340
DEPRECIATION AND AMORTIZATION	8,700	8,953	8,432	7,265	6,434	7,114	6,881	27,694	30,692	18,971
ADJUSTED GROSS MARGIN	$31,055	29,145	$26,908	$27,331	$30,374	$26,726	$22,636	$107,067	$92,313	$39,078
ADJUSTED GROSS MARGIN PER METRIC TON	$46.49	$46.41	$43.19	$43.25	$56.88	$43.11	$40.42	$45.64	$38.89	$25.91

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NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income. Guidance was provided on November 2, 2017: 1)Prior to any distributions paid to our general partner 43 TWELVE MONTHS ENDING DECEMBER 31, 2017 ESTIMATED NET INCOME ADD: $19.5 – 21.5 DEPRECIATION AND AMORTIZATION 37.5 INTEREST EXPENSE 32.0 NON-CASH UNIT COMPENSATION EXPENSE 7.0 ASSET IMPAIRMENTS AND DISPOSALS 4.5 TRANSACTION EXPENSES 3.5 ESTIMATED ADJUSTED EBITDA $104.0 – 106.0 LESS: INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS AND ORIGINAL ISSUE DISCOUNTS 30.0 MAINTENANCE CAPITAL EXPENDITURES 4.5 ESTIMATED DISTRIBUTABLE CASH FLOW1 $69.5 – 71.5

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of the estimated range of adjusted EBITDA to the estimated range of net income. November 2, 2017: Guidance was provided on 44 THREE MONTHS ENDING DECEMBER 31, 2017 ESTIMATED NET INCOME ADD: $6.8 – 8.8 DEPRECIATION AND AMORTIZATION 11.4 INTEREST EXPENSE 8.9 NON-CASH UNIT COMPENSATION EXPENSE 1.9 ASSET IMPAIRMENTS AND DISPOSALS 1.3 TRANSACTION EXPENSES 0.2 ESTIMATED ADJUSTED EBITDA $30.5 – 32.5

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, in each December 31, 2018 and December 31, 2019, associated with the Wilmington terminal and related contracts (in millions): case for the twelve months ending 45 TWELVE MONTHS ENDING DECEMBER 31, 2018 TWELVE MONTHS ENDING DECEMBER 31, 2019 ESTIMATED NET (LOSS) INCOME $(2.1) $0.9 ADD: DEPRECIATION AND AMORTIZATION 4.3 4.3 INTEREST EXPENSE 2.8 2.8 ESTIMATED ADJUSTED EBITDA $5.0 $8.0

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) Our Sponsor’s estimates of incremental adjusted EBITDA for the Wilmington terminal and the Hamlet plant are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our Sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of Wilmington’s estimated incremental adjusted EBITDA to account for anticipated throughput from the Hamlet plant to the closest GAAP financial measure and an estimate of incremental adjusted EBITDA for the Hamlet plant are not provided because GAAP net income generated by the Wilmington terminal and the Hamlet plant are not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the additional payment due upon first deliveries from the Hamlet plant and the Hamlet plant Drop-Down is not available at this time. 46 env1va Contact: Ray Kaszuba Vice President and Treasurer +1240-482-3856 ir@envivapartners.com